Exhibit 10.1

SETTLEMENT AGREEMENT AND GENERAL RELEASE

This Settlement Agreement, General Release, Waiver of Rights, and Covenant Not to Sue (“this Agreement”) is entered into the day and year last set forth (the “Settlement Date”), by and between Gemini Master Fund, Ltd. (together with any successors and assigns, collectively, “Gemini”) and Aethlon Medical, Inc. (“Aethlon”). Each signatory to this Agreement is referred to herein as a “Party” and, collectively, as the “Parties.”

A.          Gemini received certain warrants from Aethlon in each of 2008, 2009 and 2010 (respectively, the “2008 Warrant,” the “2009 Warrant” and the “2010 Warrant”; collectively, the “Warrants”) as well as a convertible Note that matured in 2012 (the “Convertible Note”).

B.          The following litigation is pending between the Parties: Gemini Master Fund, Ltd. v. Aethlon Medical, Inc., Index No. 652358/2012, in the Supreme Court of New York, New York County (the “Litigation”).

C.          The Parties have agreed to settle and compromise any and all claims that each has made, or could have made in the Litigation. The Parties are entering into this Agreement to avoid the uncertainty and expense of further litigation and to compromise and settle the claims asserted in the Litigation.

NOW, THEREFORE, in consideration of the foregoing, and the mutual covenants and conditions hereinafter set forth, the parties hereto agree as follows:

1.          Consideration to Gemini.

(a)         Cash. Within fourteen business days of the execution of this Agreement, Aethlon’s insurance carrier shall issue a check in the amount of one hundred fifty thousand dollars ($150,000) payable to Gemini Master Fund, Ltd. and counsel for Aethlon will send the check to Gemini Master Fund, Ltd., c/o Gemini Strategies, 619 South Vulcan Ave., Suite #203, Encinitas, CA 92024.

(b)         Simultaneous with the execution of this Agreement, Gemini shall execute the three Notices of Exercise of the Warrants in the form attached as exhibits B-1, B-2 and B-3. Simultaneous with the execution of this Agreement, Aethlon shall fulfill the Notices of Exercise by instructing Aethlon’s transfer agent to issue and deliver to the Escrow Agent twenty certificates – 19 certificates in the amount of 376,143 shares each and the 20th certificate totaling 376,137 shares – which in the aggregate total 7,522,854 shares which is equal to the total number of shares requested on the three Notices of Exercise. The 7,522,854 shares to be issued to fulfill the Notices of Exercise are known in this Agreement as the “Warrant Shares.” The Warrant Shares shall be in the name of Knotfloat & Co. f/b/o Gemini Master Fund, Ltd. and shall be without restrictive legend. The Parties agree that the number of shares to be issued under each Warrant is equal to or less than the number Gemini claims in the litigation or otherwise to be entitled to receive, however Aethlon acknowledges and agrees that Gemini has the right to receive the Warrant Shares under the Warrants upon delivery of the Exercise Notices. Effective upon delivery of the Warrant Shares to the Escrow Agent, the Warrants, Convertible Note and any other right to receive securities previously issued or granted by Aethlon to Gemini are hereby canceled and shall have no further force and effect and Gemini shall have no right or entitlement to any further shares from Aethlon other than as described in this Agreement. Gemini agrees to return the original Warrants marked “terminated” to Aethlon within five business days following the delivery of the certificates to the Escrow Agent or alternatively, to provide an affidavit that it has made a diligent search and been unable to locate the original Warrants. If the original Warrants cannot be located, Gemini will indemnify and hold Aethlon harmless for any costs (including reasonable attorneys’ fees), claim, injury, damage, harm, cause of action, or other act related to or arising out of anyone’s attempt to exercise any one or more of the Warrants or Aethlon’s refusal to fulfill any notice of exercise related to any one or more of the Warrants (other than the requirement for Aethlon to fulfill the three Notices of Warrants attached to this Agreement as required by and described in this Agreement).

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2.          Consideration to Aethlon. Within two (2) business days of the delivery of the Warrant Share certificates to the Escrow Agent and delivery of the other Consideration set forth in paragraph 1, Gemini shall deliver a Stipulation of Discontinuance in the form attached as Exhibit C which provides that all claims in the Litigation are dismissed with prejudice. Each Party shall bear its own costs, expenses and attorneys’ fees incurred in the Litigation, including any fees and costs associated with the preparation of this Agreement.

3.          The Delivery of the Warrant Shares to Gemini.

(a)         Gemini and Aethlon appoint Olshan Frome Wolosky LLP to act as Escrow Agent for the Warrant Shares in accordance with the terms of the Escrow Agreement annexed as Exhibit D.

(b)         Pursuant to the Escrow Agreement, on the first and fifteenth day of each month, the Escrow Agent shall release one of the share certificates to Gemini, until all certificates have been delivered. If the release date is a Saturday, Sunday or holiday, the Escrow Agent may release the shares the preceding business day.

(c)         For so long as the Escrow Agent holds any certificates, Gemini shall not engage in any short sales of Aethlon common stock within the meaning of SEC Regulation SHO. In the event that Gemini engages in short sales in breach of this covenant, Aethlon shall be entitled to recover as liquidated damages 200% of any profits received as a result of any breach.

4.          Aethlon’s Representations and Acknowledgments. Aethlon represents and warrants that:

(a)         All Warrant Shares have been duly authorized and upon issuance will be fully-paid and non-assessable.

(b)         Upon issuance, and based upon the accuracy of Gemini’s representations and warranties in the Selling Shareholder letter in the form attached as Exhibit E, the Warrant Shares shall be freely transferable without restriction under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”) (except for the limitations set forth in this Agreement).

(c)         This Settlement has been duly approved by Aethlon’s Board and is a valid and binding agreement.

5.          Gemini’s Representations and Covenants. Gemini represents and warrants that:

(a)         Gemini does not now beneficially or of record own shares of Aethlon stock or have the right to acquire shares of Aethlon stock, except for its rights under the Warrants at issue in the Litigation.

(b)         Gemini has not assigned or transferred any of its rights under the Warrants or to the claims stated in the Litigation.

(c)         Gemini acknowledges and agrees that the shares delivered pursuant to paragraph b are on account of the following Warrant exercises:

2008 Warrant – 402,159;

2009 Warrant – 402,159;

2010 Warrant – 6,728,536;

(d)         This Settlement has been duly approved by Gemini’s Board and is a valid and binding agreement.

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6.          Mutual Releases.

(a)         Release by Aethlon. In exchange for the consideration provided by Gemini and the other covenants contained herein, Aethlon does hereby and for its attorneys, insurers, agents, servants, employees, officers, directors, parent companies, subsidiaries, successors and assigns release, acquit and forever discharge Gemini and its attorneys, insurers, agents, servants, employees, officers, directors, parent companies, subsidiaries, successors and assigns of and from any and all claims, actions, causes of action, demands, rights, claims for damages, costs, expenses and compensation whatsoever, whether known or unknown, which it may now have against Gemini arising out of or in any way relating to the Litigation, the Warrants, or the Convertible Note, excepting only those claims arising from this Agreement.

(b)         Release by Gemini. In exchange for the consideration provided by Aethlon and the other covenants contained herein, Gemini does hereby and for its attorneys, insurers, agents, servants, employees, officers, directors, parent companies, subsidiaries, successors and assigns release, acquit and forever discharge Aethlon and its attorneys, insurers, agents, servants, employees, officers, directors, parent companies, subsidiaries, successors and assigns of and from any and all claims, actions, causes of action, demands, rights, claims for damages, costs, expenses and compensation whatsoever, whether known or unknown, which it may now have against Aethlon arising out of or in any way relating to the Litigation, the Warrants, or the Convertible Note excepting only those claims arising from this Agreement.

7.          General Release. The releases set forth in the preceding paragraphs are general releases in connection with the claims, demands, causes of action, obligations, damages or liabilities which are the subject of this Agreement and are intended to encompass all known and unknown, foreseen and unforeseen claims which each Party hereto may have against the other, excepting only claims arising from this Agreement. It is further understood and agreed that all rights under Section 1542 of the Civil Code of the State of California and any similar law of any state or territory of the United States are hereby expressly waived by each Party hereto. Section 1542 provides as follows:

“SECTION 1542. CERTAIN CLAIMS ARE NOT AFFECTED BY GENERAL RELEASE. A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS, WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

8.          Right to Execute Agreement. Each Party hereto hereby warrants that no other person has or had, or claims any interest in any of the claims, counterclaims, demands, causes of action, obligations, damages or liabilities asserted by it referred to herein; that it has the sole right and exclusive authority to execute this Agreement and to bind itself and its successors and assigns hereby; that it has not sold, assigned, transferred, conveyed or otherwise disposed of any claim, demand, cause of action, obligation, damage or liability asserted by it referred to herein. Each person signing this Agreement on behalf of a partnership, corporation or other legal entity warrants and represents that he has full authority to bind such partnership, corporation or entity to the full terms and conditions of this Agreement and all other documents executed by him hereunder.

9.          Agreement Not An Admission. No provision of this Agreement shall be construed in any event as an admission of any liability of any kind by any Party hereto to any other Party.

10.         No Representations Not Contained Herein. Each Party acknowledges that no other Party, nor any agent or attorney of any Party, has made any promise, representation or warranty whatsoever, express or implied, not expressly contained herein, concerning the subject matter hereto so as to induce it to execute this Agreement and each Party acknowledges that it has not executed this Agreement in reliance on any promise, representation or warranty not contained herein.

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11.         Waiver and Modification. No provision of this Agreement may be waived unless such waiver is in writing, signed by all of the Parties. Waiver of any one provision herein shall not be deemed a waiver of any other provision herein. This Agreement may be modified or amended only by a written agreement signed by all of the Parties.

12.         Representation by Counsel. Each Party represents that it is and has been represented by counsel of its own choice in the Litigation and in connection with this Agreement, and has received independent legal advice from its attorneys with respect to the negotiation and advisability of entering into this Agreement, the settlement and release for which this Agreement provides, and the execution of this Agreement.

13.         No Representations. Each Party acknowledges and represents that, in executing this Agreement, such Party has not relied on any inducements, promises, or representations made by any Party or any party representing or serving such Party, unless expressly set forth in a written agreement.

14.         Disputed Claim. This Agreement pertains to a disputed claim and does not constitute an admission of liability or wrongdoing by any Party for any purpose.

15.         Covenant Regarding Assignment. The Parties each represent and warrant that it is the sole and lawful owner of all right, title and interest in and to every claim and other matter which each purports to release herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm, association, corporation or other entity, any right, title or interest in any such claim or other matter. In the event that such representation is false, and any such claim or matter is asserted against any party hereto (and/or the successor of such party) by any party or entity who is the assignee or transferee of such claim or matter, the Party shall fully indemnify, defend and hold harmless the party against who such claim or matter is asserted (and its successors) from and against such claim or matter and from all actual costs, demands, fees, expenses, liabilities, and damages which that party (and/or its successors) incurs as a result of the assertion of such claim or matter. It is the intention of the Parties that this indemnity does not require payment as a condition precedent to recovery by a party under this indemnity.

16.         Modifications. This Agreement may not be amended, canceled, revoked or otherwise modified except by written agreement subscribed by all of the parties to be charged with such modification.

17.         Attorneys’ Fees. Each Party shall pay its own costs and attorneys’ fees except as follows:

(a)         In the event of any action, suit or other proceeding instituted to remedy, prevent or obtain relief from a breach of this Agreement, arising out of a breach of this Agreement, involving claims within the scope of the releases contained in this Agreement, or pertaining to a declaration of rights under this Agreement, the prevailing party shall recover all of such party’s attorneys’ fees and costs incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom.

(b)         As used herein, attorneys’ fees shall be deemed to mean the full and actual costs of any legal services actually performed in connection with the matters involved, calculated on the basis of the usual fee charged by the attorneys performing such services.

18.         Notices. All notices shall be sent by overnight courier and by e-mail to the addresses designated below and shall be deemed received on the date of transmission.

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If to Aethlon:	James Joyce Aethlon Medical, Inc. 8910 University Center Lane San Diego, CA 92122 jjoyce@aethlonmedical.com

with a copy to:	Mark A. Robertson Fulbright & Jaworski LLP 666 Fifth Avenue New York, NY 10103 (212) 318-3304 mark.robertson@nortonrosefulbright.com

If to Gemini:	Steven Winters Managing Partner Gemini Master Fund, LLC 619 South Vulcan, Suite 203 Encinitas, CA 92024 steve@geministrategies.com

with a copy to:	Thomas J. Fleming Olshan Frome Wolosky LLP Park Avenue Tower 65 East 55th Street New York, NY 10022 (212) 451-2300 tfleming@olshanlaw.com

19.         Forum. The Parties each (1) consent to the exclusive jurisdiction of the federal or state courts located in New York County, New York in connection with any dispute relating to this Agreement, (2) will accept service of process by overnight courier in any such suit, (3) waive any defense based upon an inconvenient forum, and (4) waive any right to a trial by jury.

20.         Counterparts. This Agreement may be executed by the parties in counterparts, each of which is an original, but all of which together shall constitute one executed original.

21.         Inapplicability of California Civil Code section 1654. Each Party acknowledges that it participated in the drafting of this Agreement and agrees that any uncertainty herein is the fault of both of the Parties and, therefore, California Civil Code section 1654 or any comparable statute is not applicable to the Agreement’s interpretation.

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22.         Entire Agreement. This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions, whether oral or written, of the Parties.

23.         Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and all successors, assigns, parent companies and subsidiaries.

AETHLON MEDICAL, INC.

Dated: February 24, 2014	By:	/s/ James Joyce
James Joyce
	Its:	Chief Executive Officer

GEMINI MASTER FUND, LTD.

Dated: February 24, 2014	By:	/s/ Steven Winters
Steven Winters
	Its:	Managing Partner

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Exhibit A

No Exhibit A exists.

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Exhibit B

FORM OF SUBSCRIPTION

(to be signed only on exercise of Warrant)

TO: AETHLON MEDICAL, INC.

The undersigned, pursuant to the provisions set forth in the attached Warrant (No. 2008-C-001), hereby irrevocably elects to purchase (check applicable box):

___     _______ shares of the Common Stock covered by such Warrant; or.

X         the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $___________. Such payment takes the form of $__________ in lawful money of the United States.

X        the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 2, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 2.

Such cashless exercise is to be based upon the following inputs:

Number of shares purchasable under this Warrant = 660,000

Fair Market Value = $0.17918

Purchase Price = $0.07

Therefore, the cashless exercise formula is 660,000 x (($0.17918-$0.07)/$0.17918 = 402,159 shares to be issued under this Warrant and 257,841 shares are to be cancelled.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to _____________________________________________________ whose address is ______________________________________________

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an exemption from registration under the Securities Act.

Dated:___________________	_________________________ (Signature must conform to name of holder as specified on the face of the Warrant) _________________________ _________________________ (Address)

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Exhibit B (continued)

FORM OF SUBSCRIPTION

(to be signed only on exercise of Warrant)

TO: AETHLON MEDICAL, INC.

The undersigned, pursuant to the provisions set forth in the attached Warrant (No. 2009-07-10-001), hereby irrevocably elects to purchase (check applicable box):

___     _______ shares of the Common Stock covered by such Warrant; or.

X        the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $___________. Such payment takes the form of $__________ in lawful money of the United States.

X        the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 2, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 2.

Such cashless exercise is to be based upon the following inputs:

Number of shares purchasable under this Warrant = 660,000

Fair Market Value = $0.17918

Purchase Price = $0.07

Therefore, the cashless exercise formula is 660,000 x (($0.17918-$0.07)/$0.17918 = 402,159 shares to be issued under this Warrant and 257,841 shares are to be cancelled.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to _____________________________________________________ whose address is ______________________________________________

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an exemption from registration under the Securities Act.

Dated:___________________	_________________________ (Signature must conform to name of holder as specified on the face of the Warrant) _________________________ _________________________ (Address)

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Exhibit B (continued)

NOTICE OF EXERCISE OF WARRANT

TO:	AETHLON MEDICAL, INC.
ATTN: Jim Frank
VIA FAX TO: (858) 272-2738

The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant to Purchase Shares of Common Stock dated as of November 22, 2010 (the “Warrant”), to purchase shares of the Common Stock, $0.001 par value (“Common Stock”), of AETHLON MEDICAL, INC. , and tenders herewith payment in accordance with Section 2 of the Warrant, as follows:

______	CASH: $_________________________________ = (Exercise Price x number of shares of Common Stock issuable upon exercise (“Exercise Shares”)

______	Payment is being made by:

______ enclosed check
______ wire transfer
______ other

___X__	CASHLESS EXERCISE:

Net number of Warrant Shares to be issued to Holder: 6,728,536*

* based on: Current Market Value - (Exercise Price x Exercise Shares)
Adjusted Price of Common Stock

Where:
	Market Price of Common Stock [“MP”]	= $0.245
	Current Market Value [MP x Exercise Shares]	= $1,234,800
	Exercise Price	= $0.18379001
	Adjusted Price of Common Stock	= $0.18379001

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Warrant.

It is the intention of the Holder to comply with the provisions of Section 2.2 of the Warrant regarding certain limits on the Holder's right to exercise thereunder. The Holder believes this exercise complies with the provisions of such Section 2.2. Nonetheless, to the extent that, pursuant to the exercise effected hereby, the Holder would have more shares than permitted under Section 2.2, this notice should be amended and revised, ab initio, to refer to the exercise which would result in the issuance of the maximum number of shares permitted under such provision. Any exercise above such amount is hereby deemed void and revoked.

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As contemplated by the Warrant, this Notice of Exercise is being sent by facsimile/email to the fax number/email address and officer indicated above.

If this Notice of Exercise represents the full exercise of the outstanding balance of the Warrant, the Holder either (1) has previously surrendered the Warrant to the Company or (2) will surrender (or cause to be surrendered) the Warrant to the Company at the address indicated above by express courier within five (5) Trading Days after delivery or email or facsimile transmission of this Notice of Exercise.

The certificates representing the Warrant Shares should be transmitted by the Company to the Holder

_______ via express courier, or

_______ by electronic transfer

after receipt of this Notice of Exercise (by facsimile transmission or otherwise) to:

_________________________________

_________________________________

_________________________________

Dated: _____________________________

___________________________________

[Name of Holder]

By:________________________________

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Exhibit C

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK

GEMINI MASTER FUND, LTD., Plaintiff, -against- AETHLON MEDICAL, INC., Defendant.	Index No. 652358/2012 STIPULATION OF DISMISSAL OF ACTION WITH PREJUDICE

IT IS HEREBY STIPULATED AND AGREED, by and among the parties to the above-captioned action by their undersigned attorneys of record, that pursuant to CPLR § 3217(a)(2), this action is hereby voluntarily discontinued with prejudice with each party to bear its own costs, no party hereto is an infant, incompetent person for whom a committee has been appointed or conservatee and no person not a party has an interest in the subject matter of the action.

Dated: February __, 2014	Dated: February __, 2014

FULBRIGHT & JAWORSKI LLP	OLSHAN FROME WOLOSKY LLP

By:	By:
Mark A. Robertson 666 Fifth Avenue New York, NY 10103 (212) 318-3304 mark.robertson@nortonrosefulbright.com	Thomas J. Fleming (TF4423) Park Avenue Tower 65 East 55th Street New York, New York 10022 (212) 451-2300

Attorneys for Defendant	Attorneys for Plaintiff

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Exhibit D

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”), dated as of February __, 2014, is made by and among by and among Aethlon Medical, Inc., a Nevada corporation (“Aethlon”), Gemini Master Fund Ltd. (“Gemini”) and Olshan Frome Wolosky LLP, a New York limited liability partnership, as escrow agent (the “Escrow Agent”).

WHEREAS, Aethlon and Gemini have entered into a Settlement Agreement dated of even date herewith (the “Settlement Agreement”) which, among other things, provides for the delivery by Aethlon of the Warrant Shares, as that term is defined in the Agreement, to the Escrow Agent; and

WHEREAS, the parties have requested that the Escrow Agent hold the Escrow Property in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

24.         Appointment of Escrow Agent; Establishment of Escrow.

(a)          The parties hereto hereby designate and appoint Olshan Frome Wolosky LLP as the Escrow Agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment on the terms herein provided.

(b)          The “Escrow Property” shall consist of twenty certificates for shares of Aethlon Common Stock in the amounts set forth in the Settlement Agreement and any proceeds derived from any Escrow Property held by the Escrow Agent, including shares received in any stock split or as a dividend.

(c)          Aethlon has delivered the Escrow Property to the Escrow Agent upon execution hereof. The Escrow Property shall be held, administered and disposed of by the Escrow Agent in accordance with the terms and conditions hereinafter set forth.

25.         Release of the Escrow Property.

(a)          Upon satisfaction of each Escrow Release Condition (as defined below), Escrow Agent shall deliver to Gemini a single Certificate for Aethlon Common Stock, accompanied by a release notice in the form attached hereto as Exhibit A (a “Release Notice”).

(b)          An Escrow Release Condition shall occur on the first and fifteenth day of each month after the date of this Agreement, until all certificates have been delivered. If the release date is a Saturday, Sunday or holiday, the Escrow Agent may release the shares the preceding business day. In the event that Aethlon announces an agreement to sell, merge, or engage in any other transaction involving a change of control, the Escrow Agent shall release to Gemini all remaining shares that it holds.

(c)          Following the delivery of all of the Escrow Property to Gemini in accordance with the terms hereof, the Escrow Agent will have no further obligation or liability under this Agreement.

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26.         Miscellaneous.

(a)          To induce the Escrow Agent to act hereunder, it is further agreed by the other parties hereto that:

The Escrow Agent shall not be under any duty to give the Escrow Property held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder. Funds held hereunder shall not earn or accrue interest.

This Escrow Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Escrow Agreement.

The Escrow Agent shall not be liable for any action taken or omitted hereunder, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless the Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys’ fees and disbursements, arising out of and in connection with this Escrow Agreement.

The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. The Escrow Agent may act in reliance upon any instrument or signature reasonably believed by it to be genuine and may assume that any person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted in accordance with such advice.

The Escrow Agent does not have any interest in the Escrow Property deposited hereunder but is serving as escrow holder only and having only possession thereof.

The Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

The Escrow Agent (and any successor Escrow Agent) may at any time resign such position by delivering the Escrow Property to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement. The resignation of the Escrow Agent will take effect on the earlier of (a) the appointment of a successor (including a court of competent jurisdiction) or (b) the day that is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If the Escrow Agent has not received a designation of a successor Escrow Agent, the Escrow Agent’s sole responsibility after that time shall be to safekeep the Escrow Property until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final, non-appealable order of a court of competent jurisdiction.

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In the event (i) of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Property, or (ii) the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Escrow Property until the Escrow Agent shall have received (A) a final, non-appealable order of a court of competent jurisdiction directing delivery of the Escrow Property or (B) a written agreement executed by the other parties hereto directing delivery of the Escrow Property, in which event the Escrow Agent shall disburse the Escrow Property in accordance with such order or agreement. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Escrow Agent to the effect that said opinion is final and non-appealable. The Escrow Agent shall act on such court order and legal opinions without further question. Notwithstanding the foregoing, if requested by Aethlon, in the event of a dispute or disagreement between Aethlon and Gemini with respect to the Escrow Property disbursement that is not resolved within a reasonable time, the Escrow Agent shall deposit the Escrow Property with a court of competent jurisdiction and interplead the other parties hereto in accordance with applicable rules of legal procedure.

The other parties hereto hereby irrevocably submit to the jurisdiction of any New York state or federal court sitting in the State of New York, County of New York in any action or proceeding arising out of or relating to this Escrow Agreement, and the parties hereby irrevocably agree that all claims in respect of such action or proceeding arising out of or relating to this Escrow Agreement shall be heard and determined in such a New York state or federal court. The other parties hereby consent to and grant to any such courts exclusive jurisdiction over the persons of such parties, and waive any claims of forum non conveniens, and over the subject matter of any such dispute and agree that delivery or mailing of any process or other papers in the manner provided herein above, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof. In any suit arising under this Escrow Agreement, the parties hereby consent to service of process by mail as proper and waive any and all defenses related to service of process otherwise available under law.

No printed or other matter in any language (including without limitation prospectuses, notices, reports and promotional material) that mentions the Escrow Agent’s name or the rights, powers, or duties of the Escrow Agent shall be issued by the other parties hereto or on such parties’ behalf unless the Escrow Agent shall first have given its specific written consent thereto.

This Escrow Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, heirs, administrators and representatives and shall not be enforceable by or inure to the benefit of any third party except as provided in paragraph (i) with respect to a resignation by the Escrow Agent. No party may assign any of its rights or obligations under this Escrow Agreement without the written consent of the other parties.

This Escrow Agreement shall be construed in accordance with and governed by the internal laws of the State of New York (without reference to its rule as to conflicts of law to the extent that the general application of the laws of another jurisdiction would be required thereby).

(b)          No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

(c)          This Escrow Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Escrow Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

(d)          Whenever required by the context of this Escrow Agreement, the singular shall include the plural and masculine shall include the feminine. This Escrow Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same.

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(e)          The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith and in the absence of gross negligence or willful misconduct, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent’s attorneys-at-law shall be conclusive evidence of such good faith, in the absence of gross negligence or willful misconduct.

(f)          The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

(g)          The Escrow Agent shall not be liable in any respect on account of the identity, authorization or rights of the parties executing or delivering or purporting to execute or deliver a Subscription Agreement or any documents or papers deposited or called for thereunder in the absence of gross negligence, fraud and willful misconduct.

(h)          The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent’s duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor which shall be paid by the Escrow Agreement unless otherwise provided therefore elsewhere in this Agreement. The Escrow Agent has acted as legal counsel for and may continue to act as legal counsel for Gemini from time to time, notwithstanding its duties as the Escrow Agent hereunder. Aethlon consents to the Escrow Agent also serving as legal counsel for Gemini and waives any claim that such representation represents a conflict of interest on the part of the Escrow Agent. Gemini and Aethlon understand that the Escrow Agent is relying explicitly on the foregoing provision in entering into this Escrow Agreement.

(i)          If the Escrow Agent reasonably requires other or further instruments in connection with this Escrow Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

(j)          Aethlon and Gemini agree jointly and severally to indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby or by the Subscription Agreements other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, fraud or willful misconduct of the Escrow Agent.

27.         Notices. Any notice, request, demand or other communication permitted or required to be given hereunder shall be in writing, shall be sent by one of the following means to the addressee at the address set forth below (or at such other address as shall be designated hereunder by notice to the other parties and persons receiving copies, effective upon actual receipt) and shall be deemed conclusively to have been given: (a) upon hand delivery or upon delivery by telecopy, or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), (b) on the business day following the date of mailing by overnight courier service, fully prepaid, addressed to such address, or (c) upon actual receipt of such mailing, whichever shall first occur.

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If to Aethlon:	James Joyce Aethlon Medical, Inc. 8910 University Center Lane San Diego, CA 92122 jjoyce@aethlonmedical.com

with a copy to:	Mark A. Robertson Fulbright & Jaworski LLP 666 Fifth Avenue New York, NY 10103 (212) 318-3304 mark.robertson@nortonrosefulbright.com

If to Gemini:	Steven Winters Managing Partner Gemini Master Fund, LLC 619 South Vulcan, Suite 203 Encinitas, CA 92024 steve@geministrategies.com

with a copy to:	Thomas J. Fleming Olshan Frome Wolosky LLP Park Avenue Tower 65 East 55th Street New York, NY 10022 (212) 451-2300 tfleming@olshanlaw.com

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the date set forth above.

AETHLON MEDICAL, INC.

By:

Its:

GEMINI MASTER FUND, LTD.

Dated: February __, 2014	By:
Steven Winters
	Its:	Managing Partner

Agreed and Accepted as of the date first written above:

OLSHAN FROME WOLOSKY LLP, as Escrow Agent

By:
	Name:	Thomas J. Fleming
	Title:	Partner

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EXHIBIT A

Gemini Master Fund
Aethlon Medical, Inc.

Release Notice

[DATE]

Dear Sirs:

This letter serves to inform you that an Escrow Release Condition (as defined and set forth in the Escrow Agreement, dated as of February __, 2014 (the “Escrow Agreement”), by and among Aethlon Medical, Inc., Gemini Master Fund Ltd. and Olshan Frome Wolosky LLP, as escrow agent, has occurred, and that a certificate for _________ shares (“Released Escrow Property”) of Common Stock of Aethlon Medical, Inc. has been delivered to Gemini Master Fund Ltd. or its designee.

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Exhibit E

Seller’s Representation Letter for

Legend Removal from Restricted Securities

Pursuant to Rule 144(b)(1)

(Non-Affiliate – One-Year Holding Period)

Please complete this form with respect to the sale of restricted securities if you have held your shares for more than one year and are not an “affiliate” of the issuer of the shares.

Name of Seller: ________________________________________________

I am requesting removal of the restrictive legends from _______________ shares (the “Shares”) of Common Stock of Aethlon Medical, Inc. (the “Company”) through _________________ (the “Broker”) in accordance with Rule 144 (“Rule 144”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), in connection with a proposed sale of the Shares. In connection with such sale, I represent and warrant that:

1.	The Shares are “restricted securities,” as that term is defined in Rule 144(a)(3), and I acquired and fully paid for the Shares on _____________ (date of issuance of the Warrant being exercised) in the following manner:

a.	Method of acquisition: ______________________________________

b.	Manner of payment for Warrant and Warrant Shares: ______________________________________
2.	I am not now, nor have I been during the preceding three months, a(n) officer, director or more than 10% shareholder of the Company or, in any other way, an “affiliate” of the Company (as that term is defined in Rule 144(a)(1)).
3.	I have been the beneficial owner of the Shares for a period of at least one year, as computed in accordance with Rule 144(d).
4.	The Company is not a shell company as described in Rule 144(i)(1), and if formerly a shell company, at least one year has elapsed from the time the Company filed Form 10 information with the Securities and Exchange Commission reflecting the fact that it had ceased to be a shell company.
5.	This transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.
6.	I have provided you with all stock certificates (or Warrants) that I have representing the Shares.
7.	I do not possess any material, nonpublic information regarding the Company or its prospects, and, if at any time before the sale of the Shares is completed or an order for such sale is rescinded, I obtain any such information, I will immediately rescind my order for such sale.

I acknowledge that the Company and its counsel may rely upon the completeness and accuracy of the statements contained herein. I agree to indemnify and hold the Company and its counsel harmless from and against all losses, costs, liabilities and expenses that may arise out of my sale of the Shares in violation of the Securities Act or any other applicable rules or regulations.

Signatures:

Note: The signature(s) must correspond with the name(s) written on the face of the certificate(s) or Warrants in every particular without alteration.

Signature: Seller	Print name as it appears on certificate	Date

Signature: Additional Seller	Print name as it appears on certificate	Date

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